EXHIBIT 99.2


From:    Kathy Price [Kprice@AnneMcbride.com]
Sent:    Wednesday, April 13, 2005 6:27 AM
Subject: PETROGEN DOUBLES WORKING INTEREST TO 75% AT EMILY HAWES FIELD IN
         MATAGORDA ISLAND


PETROGEN  DOUBLES  WORKING  INTEREST TO 75% AT EMILY  HAWES  FIELD IN  MATAGORDA
ISLAND

- Company Currently Working to Prove-Up Approximately 12.2 Bcfg of Previously Proven, Potential Reserves in the Texas Gulf Coast -


HOUSTON, TX - APRIL 13, 2005 - PETROGEN CORP. (OTC BULLETIN BOARD: PTGC) announced today it has acquired an additional 37.5% working interest in the Emily Hawes Field (E.H.) property, which effectively doubles the working interest controlled by Petrogen in the 1,571.5 acres of natural gas leases located on Matagorda Island in the Texas Gulf Coast. Petrogen now controls a 75% working interest and a 58.125% net revenue interest in the field.

"The acquisition of these additional working interests in the Emily Hawes Field project represents another significant strategic milestone for our Company in its development and expansion efforts in the Gulf Coast area natural gas play," stated Sacha H. Spindler, Chairman and Chief Executive Officer. "Acquiring an additional 37.5% working interest in the field increases our net potential reserves to more than 9 billion cubic feet (Bcf) of natural gas. Accordingly, we expect our net revenue from the sale of upcoming gas production from the field will now double."

The additional working interest, combined with Petrogen's recent purchase of the Matagorda Island natural gas transmission pipeline, integrates the Company's strategic plans to fully develop and expand current and future operations and land holdings on Matagorda Island and provides Petrogen greater operational control while deepening its position as a Texas Gulf Coast operator.

"We're very optimistic about the development potential of the Emily Hawes Field natural gas project, and believe it represents excellent investment potential for Petrogen's shareholders while enhancing our portfolio and business model. Additionally, opportunities to expand our participation while galvanizing our objectives in the project further strengthens our ongoing operations on Matagorda Island," concluded Mr. Spindler.

The E.H. property is located approximately 90 miles southwest of Houston, Texas within the prolific oil and gas producing Miocene-Frio trend of the onshore and offshore Texas Gulf Coast. At Emily Hawes Field, favorable gas production test rates have been established in the Miocene Sands from the Company's first successful gas well, the EH#3A wellbore, which it anticipates will be tied in to the Company's recently purchased natural gas transmission pipeline for production in the near future. Petrogen plans to continue development of this and additional Miocene pay sands as the Company expands its ongoing operations in the field through the drilling of infill and step out locations.

ABOUT MATAGORDA ISLAND

Matagorda Island is one of seven barrier islands located off the Texas coastal line in the Texas Gulf Coast. Today, Texas and the Texas Gulf Coast represent one of the premier oil and gas exploration regions in the world, accounting for 32% of all natural gas production and 27% of proved natural gas reserves in the United States. Over the past few years, several large discoveries by Shell, BP and Chevron Texaco have contributed to the growing prominence of the Gulf Coast region as a hotbed for the expansion of domestic natural gas developments. Matagorda Island is approximately 34 miles long by 4 miles wide and is situated along the prolific, gas-producing Miocene/Frio trend.

ABOUT PETROGEN

Petrogen Corp. is a Houston, Texas based energy company currently pursuing and developing natural gas properties with proven reserves in the Texas Gulf Coast and Permian Basin regions. For further information, please visit the Company's website at www.petrogencorp.com.


                                     # # #

________________________________________________________________________________

THIS NEWS RELEASE MAY INCLUDE  FORWARD-LOOKING  STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, THE COMPANY'S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.


CONTACTS:

Company Contact Investor Relations Contacts:

Louis J. Fruchier              Barry Gross            Kathy Price
V.P. Corporate Development     President              Managing Director
& Communications               Gross Capital, Inc     The Anne McBride Company
Petrogen Corp.                 Corpus Christi, TX     New York, NY
888-875-1155                   361-949-4999           212-983-1702, x212


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